AMENDMENT NO. 1 TO AMENDED AND RESTATED INDENTURE

     AMENDMENT NO. 1, dated as of March 21, 2002 (this "Amendment No. 1") to the Amended and Restated Indenture, dated as of December 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), CITIBANK, N.A., as trustee (the "Trustee") and CITICORP USA, INC., as collateral agent (the "Collateral Agent") (as amended, modified or supplemented from time to time, the "Indenture").

W I T N E S S E T H :

     WHEREAS, pursuant to Section 10.02 of the Indenture, the Issuer and the Trustee wish to amend the Indenture as set forth herein;

     WHEREAS, each of the Issuer and the undersigned Holders of Notes agree that such amendment shall be beneficial to both the Issuer and the Holders and shall not be in any manner materially adverse to the Holders;

     WHEREAS, the undersigned Holders collectively hold or beneficially own a majority of the principal amount of the Notes outstanding as of the date hereof and wish to consent to such amendment;

     NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Definitions. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Indenture.

2.     Amendment to the Indenture. Section 6.14 is hereby amended by deleting the table therein and inserting in lieu thereof the following:

MONTH	MINIMUM AMOUNT
January 2002	$34.0 million
February 2002	$34.0 million
March 2002	$34.0 million
April 2002	$38.5 million
May 2002	$39.0 million
June 2002	$39.0 million
July 2002	$43.0 million
August 2002	$43.5 million
September 2002	$44.5 million
October 2002	$47.0 million
November 2002	$47.5 million
December 2002	$48.0 million
January 2003	$52.0 million
February 2003	$52.0 million
March 2003	$52.0 million
April 2003	$54.0 million
May 2003	$54.0 million
June 2003	$54.0 million
July 2003	$55.0 million
August 2003	$55.0 million
September 2003	$55.0 million
October 2003	$56.0 million
November 2003	$56.0 million
December 2003	$56.0 million
January 2004	$61.0 million
February 2004	$61.0 million
March 2004	$61.0 million
April 2004	$63.0 million
May 2004	$63.0 million
June 2004	$63.0 million
July 2004	$65.0 million
August 2004	$65.0 million
September 2004	$65.0 million
October 2004	$67.0 million
November 2004	$67.0 million
December 2004	$67.0 million
January 2005	$70.0 million
February 2005	$70.0 million
March 2005	$70.0 million
April 2005	$72.0 million
May 2005	$72.0 million
June 2005	$72.0 million
July 2005	$74.0 million
August 2005	$74.0 million
September 2005	$74.0 million
October 2005	$76.0 million
November 2005	$76.0 million
December 2005	$76.0 million
January 2006	$78.0 million
February 2006	$78.0 million
March 2006	$78.0 million
April 2006	$80.0 million
May 2006	$80.0 million
June 2006	$80.0 million
July 2006	$82.0 million
August 2006	$82.0 million
September 2006	$82.0 million
October 2006	$84.0 million
November 2006	$84.0 million
December 2006	$84.0 million
January 2007	$86.0 million
February 2007	$86.0 million
March 2007	$86.0 million
April 2007	$88.0 million
May 2007	$88.0 million
June 2007	$88.0 million
July 2007	$90.0 million
August 2007	$90.0 million
September 2007	$90.0 million
October 2007	$92.0 million
November 2007	$92.0 million
December 2007	$92.0 million

3.     Effective Date. This Amendment No. 1 shall become effective as of the date first written above (the "First Amendment Effective Date").

4.     Reference to and Effect on the Indenture.

     (a) On and after the First Amendment Effective Date, each reference in the Indenture to "this Indenture", "hereunder", "hereof", "herein" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended by this Amendment No. 1.

     (b) Except as specifically amended by this Amendment No. 1, the Indenture shall remain in full force and effect and is hereby in all respects ratified and confirmed.

     (c) The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of, or operate as a waiver or amendment of any right, power or remedy of the Trustee or the Holders under the Indenture.

5.     Consent of Holders. The undersigned Holders hereby consent to this Amendment No. 1.

6.     GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.     Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

8.     Recitals. The recitals contained herein shall be taken as statements of the Issuer and the undersigned Holders, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Amendment No. 1.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MEMC ELECTRONIC MATERIALS, INC., as Issuer By /s/ Klaus von Horde Name: Klaus von Hörde Title: President and Chief Executive Officer
By /s/ Kenneth L. Young Name: Kenneth L. Young Title: Treasurer

CITIBANK, N.A., as Trustee By /s/ Nancy Forte Name: Nancy Forte Title: Assistant Vice President

HOLDERS:
TPG WAFER PARTNERS LLC
By /s/ Richard A. Ekleberry Name: Richard A. Ekleberry Title: Vice President
TPG WAFER MANAGEMENT LLC
By /s/ Richard A. Ekleberry Name: Richard A. Ekleberry Title: Vice President